UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 9, 2005

INTRALASE CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-50939	38-3380954
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Morgan, Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 859-5230

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported by IntraLase Corp. (the “Company”), on December 21, 2004, the Board of Directors (the “Board”) of the Company adopted the Executive Incentive Compensation Plan (the “EIC Plan”). Under the EIC Plan, the Company’s executive officers shall be entitled to earn cash bonus compensation based upon the achievement of certain specified performance goals and objectives relating to the Company and to each individual participant. Under the EIC Plan, each participant may be eligible to receive a target bonus calculated by multiplying such participant’s base rate of salary by a percentage value assigned to such participant (the “Target Bonus”). The Compensation Committee of the Board (the “Committee”) shall establish the performance goals and objectives for the EIC Plan at the beginning of each fiscal year. Following the end of each fiscal year, the Committee shall determine the extent to which the performance goals and objectives were attained. Based upon this assessment, the Committee shall award each eligible participant in the EIC Plan a bonus award in an amount equal to a percentage of such participant’s Target Bonus. The Committee may determine that a participant shall receive a bonus award in an amount less than or greater than the amount earned by such participant under the EIC Plan. In no event shall any participant be eligible to receive a bonus if the Company achieves less than 80% of certain goals, defined as “Corporate Goals” in any year.

On February 9, 2005, the Board established the 2005 Executive Incentive Plan Performance Goals, as set forth below, which amend and restate Exhibit B to the EIC Plan.

Officer Classification	Target Bonus as a Percent of Base Salary (at 100% Achievement of Performance Goals)
Chief Executive Officer	65%
Executive Vice President	40%
Senior Vice Presidents	35%
Vice Presidents	20-30%

The Chief Executive Officer’s goals are (i) 2005 revenue goal; (ii) 2005 operating profit (less certain adjustments for non-cash stock-based compensation) goal, (iii); 2005 market share target goal and (iv) an implementation of customer Internet connectivity (the “Corporate Goals”), equally weighted.

Executive Vice Presidents, Senior Vice Presidents and Vice Presidents are paid on the Corporate Goals and individual performance goals, unique to each individual vice president which support attainment of the Corporate Goals, weighted 50% as to the Corporate Goals, equally weighted among the Corporate Goals and 50% as to individual goals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRALASE CORP.

February 11, 2005

/s/ Shelley B. Thunen
Shelley B. Thunen
Executive Vice President and Chief Financial Officer